EXHIBIT 3.1
                          CERTIFICATE OF AMENDMENT
                              TO THE BYLAWS OF
                                E-LOAN, INC.

     The undersigned, Scott McKinlay, hereby certifies that he is the duly appointed, qualified, and acting Vice President and General Counsel of E-Loan, Inc., a Delaware corporation (the "Company"), and that on August 2, 2005, pursuant to Article X of the Certificate of Incorporation of the Company and
Article IX of the Bylaws of the Company, the Board of Directors of the Company amended such Bylaws as set forth below:

        SECTIONS 2.10 AND 3.13 OF THE AMENDED AND RESTATED BYLAWS OF THE COMPANY ARE HEREBY AMENDED AND RESTATED IN THEIR ENTIRETY TO READ AS
        FOLLOWS:

           2.10 Voting

           The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

           Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

           3.13 Removal of Directors

           Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

           No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


           IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 3rd day of August, 2005.

                                      /S/SCOTT MCKINLAY
                                      ----------------------------
                                      Name:   Scott McKinlay
                                      Title:  Executive Vice President and
                                              General Counsel